EXECUTION

                       RECONSTITUTED SERVICING AGREEMENT


     THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of June, 1998, by and among LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman Capital"), American Residential Investment Trust, Inc. ("AmREIT") and AURORA LOAN SERVICES INC., a Delaware corporation ("Aurora"), recites and provides as follows:

                                   RECITALS

     WHEREAS, AmREIT has purchased certain packages of conventional residential mortgage loans (the "Mortgages Loans") from Lehman Capital, which Mortgage Loans are currently being serviced for AmREIT pursuant to a Servicing Agreement between Lehman Capital Services, Inc. and Aurora, as servicer (the "Servicer"), dated as of December 11, 1997 (relating to residential adjustable mortgage loans Group No. 1997-LCIII) (the "Flow Servicing Agreement"); and

     WHEREAS, AmREIT intends to securitize its ownership of the Mortgage Loans, and in connection therewith, for purposes of such securitization desires to add to the Mortgage Loans presently serviced under the Flow Servicing Agreement a group of mortgage loans (the "Additional Mortgage Loans") presently being subserviced for AmREIT by the Servicer pursuant to a Subservicing Agreement, dated as of February 1, 1998 (the "Subservicing Agreement"), between AmREIT and the Servicer; and

     WHEREAS, in connection with such securitization, Lehman, AmREIT and the Servicer desire to amend the Flow Servicing Agreement to incorporate the Additional Mortgage Loans on the terms and conditions set forth herein (such Additional Mortgage Loans together with the Mortgage Loans are identified in
Schedule I hereto and are collectively referred to as the "Serviced Mortgage Loans");

     WHEREAS, in connection with such securitization, AmREIT, as the assignee of Lehman Capital under the Flow Servicing Agreement, intends to enter into an Acknowledgement Agreement with Aurora pursuant to which AmREIT will transfer to Aurora, as Servicer, under such agreement, the servicing responsibilities related to the Additional Mortgage Loans and Aurora will agree to assume such responsibilities;

     WHEREAS, AmREIT intends to convey the Serviced Mortgage Loans to American Residential Eagle, Inc., a Delaware corporation (the "Depositor"), pursuant to a Mortgage Loan Purchase Agreement dated as of June 1, 1998; the Depositor intends to convey the Serviced Mortgage Loans to American Eagle Bond Trust 1998-1 (the "Bond Issuer") pursuant to Deposit Trust Agreement dated as of June 1, 1998; and the Bond Issuer intends, in turn, to pledge the Serviced Mortgage Loans to First Union National Bank, a national banking association, as trustee (the "Bond Trustee"), under an Indenture dated as of June 1, 1998 between the Bond Issuer and the Bond Trustee (the "Indenture"); and

     WHEREAS, pursuant to a Master Servicing Agreement, dated as of June 1, 1998 (the "Master Servicing Agreement'), among the Bond Issuer, the Bond Trustee and Norwest Bank Minnesota, N.A. ("Norwest"), as master servicer (Norwest, together with any successor master servicer appointed pursuant to the provisions of the Master Servicing Agreement referred to herein as the "Master Servicer"), the Master Servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Bond Trustee and Bond Issuer, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement.

     NOW, THERFORE, in consideration of the mutual agreements hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lehman Capital, AmREIT and the Servicer hereby agree as follows:

                                   AGREEMENT

     1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the Flow Servicing Agreement incorporated by reference herein, shall have the meanings ascribed to such terms in the Flow Servicing Agreement, or if not defined therein, in the Master Servicing Agreement or the Indenture.

     2. Inclusion of Additional Mortgage Loans. The Additional Mortgage Loans as identified in Schedule I hereto shall be deemed included within the definition of "Mortgage Loans" under the Flow Servicing Agreement for all purposes thereunder, effective as of the date set forth in, and upon the delivery to the Servicer of, an Acknowledgement Agreement covering the Additional Mortgage Loans in the form attached as Exhibit F to the Flow Servicing Agreement.

     3. Servicing Compensation For Additional Mortgage Loans. During the period from the date hereof until February 1, 2003 or the earlier termination of the Subservicing Agreement pursuant to Section 9.02 thereof (assuming for such purposes that the Additional Mortgage Loans had remained subject to the Subservicing Agreement, notwithstanding the provisions of Section 1 above) on the last Business Day of each month, the Servicer shall remit separately to AmREIT (notwithstanding that AmREIT may have ceased to be the Owner of the Additional Mortgage Loans) an amount equal to the difference between (or, if the difference is negative, AmREIT shall remit such deficiency to the Servicer): (i) the sum of the Servicing Fee (as defined in the Flow Servicing Agreement), Assignment Fees and Ancillary Income received by Servicer during the Due Period ending on the first Business Day of such month relating to the Additional Mortgage Loans pursuant to the Flow Servicing Agreement, minus (ii) the total amount of compensation (including Base Sub-Servicing Fees, Ancillary Income, Assignment Fees, Release Fees and Special Servicing Fees as each such term is defined and used in the Subservicing Agreement) that would have been payable for such Due Period to the Servicer pursuant to the Subservicing Agreement in respect of the Additional Mortgage Loans if such Additional Mortgage Loans had remained subject thereto; minus (iii) all Prepayment Interest Shortfall amounts, Monthly Advances and Servicing Advances required to be made or paid by the Servicer in respect of the Additional Mortgage Loans under the Flow Servicing Agreement for such Due Period.

     4. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Flow Servicing Agreement, except as otherwise provided herein and in Exhibit A hereto, and that the provisions of the Flow Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

     5. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Bond Issuer and the Bond Trustee pursuant to the Master Servicing Agreement, shall have the same rights as the "Owner" (as defined in the Flow Servicing Agreement) to enforce the obligations of the Servicer under the Flow Servicing Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, as provided in Article IX of the Flow Servicing Agreement.

     In addition, in the event that Lehman Capital and AmREIT agree to transfer the servicing rights in respect of the Serviced Mortgage Loans to one or more successor servicers, the rights and obligations of the Servicer under this Agreement shall terminate without cause, upon thirty days written notice to the Servicer, and each successor servicer shall succeed to the rights and obligations of the Servicer under this Agreement as of such date. Upon such termination the terminated Servicer shall not be entitled to the Servicing Fee or any portion thereof, or, except as provided in the Flow Servicing Agreement, to any other amounts in respect of the Serviced Mortgage Loans.

     The Servicer agrees that, notwithstanding anything to the contrary in the Flow Servicing Agreement, Lehman Capital is the sole owner of the servicing rights relating to the Serviced Mortgaged Loans (other than the Additional Mortgage Loans) and AmREIT is the sole owner of the servicing rights relating to Additional Mortgage Loans, and that the Servicer shall have no right to transfer the servicing thereof.

     6. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the Serviced Mortgage Loans in connection with the transactions contemplated by the Master Servicing Agreement and the Indenture and the issuance of the Underlying Bond issued pursuant thereto.

     7. Notices. All notices and communications between or among the parties hereto shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

     8. Governing Law. THIS SERVICING AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK,
NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     10. Reconstitution. Lehman Capital, AmREIT and the Servicer agree that this Agreement is a Reconstitution Agreement, and that the date hereof is the Reconstitution Date, each as defined in the Flow Servicing Agreement.

     11. Notices and Remittances. All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

                  Norwest Bank Minnesota, National Association
                  11000 Broken Land Parkway
                  Columbia, Maryland  21044
                  Attn:  Master Servicing Department, AmREIT 1998-1

     All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

                  Norwest Bank Minnesota, National Association
                  Minneapolis, Minnesota
                  ABA#:  091-000-019
                  Account Name:  Corporate Trust Clearing
                  Account Number:  3970771416

All remittances to be made to AmREIT or the Servicer pursuant to Section 3 of this Agreement shall be made to such party by wire transfer to the account designated by such party in writing.

     12. Errors and Omissions Insurance. The Servicer shall keep in force during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of the Servicer's obligations under this Agreement. Such fidelity bond and policy or policies shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a FNMA or FHLMC seller-servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish to the Master Servicer a copy of each such bond and insurance policy if (i) the Master Servicer so requests and (ii) the Servicer is not an affiliate of Lehman Brothers Inc. at the time of such request.

     13. Annual Officer's Certificate. On or before April 30 of each year, beginning with April 30, 1999, the Servicer, at its own expense, will deliver to Lehman Capital, AmREIT and the Master Servicer a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

     14. Servicer Auction Call. On any Distribution Date on which the Pool Principal Balance of the Mortgage Loans is equal to or less than 10% of the initial Pool Principal Balance, the Servicer shall have the option to direct the Master Servicer by written notice to solicit not less than three bids for the Mortgage from dealer firms specified to it by the Issuer. The Master Servicer will deliver the three bids to the Trustee promptly upon receipt. If the purchase price would be less than the Minimum Purchase Price, the Servicer may direct the Master Servicer to continue to solicit bids as described above, at quarterly intervals, until a bid equal to the Minimum Purchase Price is received.

     Executed as of the day and year first above written.

                                      LEHMAN CAPITAL, A DIVISION OF
                                          LEHMAN BROTHERS HOLDINGS INC.



                                      By: ______________________________________
                                            Name:
                                            Title:


                                      AMERICAN RESIDENTIAL INVESTMENT
                                      TRUST, INC.



                                      By: ______________________________________
                                            Name:
                                            Title:


                                      AURORA LOAN SERVICES INC.



                                      By: ______________________________________
                                            Name:
                                            Title:

                                   EXHIBIT A

                 MODIFICATIONS TO THE FLOW SERVICING AGREEMENT


1. The following is hereby added immediately following the words "incidental fees and charges" in the definition of "Ancillary Income" in Article I:
     ", but not including any premium or penalty associated with a prepayment of principal of a Mortgage Loan."

2. The definition of "Custodial Agreement" in Article I is hereby deleted and replaced with the following:

     "The custodial agreements relating to custody of the Serviced Mortgage Loans among: (i) Chase Bank of Texas, N.A., as Custodian and First Union National Bank, as Trustee, and (ii) Bankers Trust Company of California, N.A., as Custodian and First Union National Bank, as Trustee, each dated as of June 1, 1998."

3.   The following definition is hereby added:

          "Prepayment Period: With respect to the first Remittance Date, the period beginning on the Cut-off Date and ending on June 1, 1998. With respect to each subsequent Remittance Date, the period commencing on the second day of the month immediately preceding the month in which such Remittance Date occurs and ending on the first day of the month in which such Remittance Date occurs."

4. The definition of "Monthly Advance" in Article I is hereby amended by adding at the end of such definition the following: ", but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan."

5. The definition of "Qualified Depository" in Article I is hereby deleted and replaced with the following:

     "Any of (i) a depository the accounts of which are insured by the FDIC and the short-term debt obligations of which have the highest short-term ratings of each Rating Agency and the long-term debt obligations of which shall be rated AA or higher by S&P and Aa or higher by Moody's; (ii) the corporate trust department of any federal or state chartered depository institution or trust company acting in its fiduciary capacity acceptable to each Rating Agency, having capital or surplus of not less than $100,000,000; or (iii) the Servicer, unless the Master Servicer is notified by either Rating Agency that the designation of the Servicer as a Qualified Depository will result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates."

6. The definition of "Servicing Advance" in Article I is hereby amended by adding, immediately after the phrase "but not limited to, the cost of", the following: "transfer of servicing of Distressed Mortgage Loans to the Special Servicer pursuant to Section 9.03, and".

7. The first sentence of the definition of "Servicing Fee" in Article I is hereby deleted and replaced with the following: "The servicing fee shall be an amount equal to one-twelfth the product of (a) a rate per annum equal to 0.50% and (b) the Stated Principal Balance of such Mortgage Loan. The obligation of the Master Servicer to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.05 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement."

8.   The following definition is hereby added:

         "Special Servicer":  Ocwen Federal Bank FSB, a federal savings bank.

9. The fourth and fifth paragraphs of Section 3.01 are hereby deleted and replaced with the following paragraph:

          "Consistent with the terms of this Agreement, the Servicer may waive any late payment charge, assumption fee or other fee that may be collected in the ordinary course of servicing the Mortgage Loans. The Servicer shall not make any future advances to any obligor under any Mortgage Loan, and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with
          Section 4.03, in an amount equal to the difference between (a) such month's principal and one month's interest at the Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Master Servicer, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Upon the request of the Servicer, the Master Servicer shall execute and deliver to the Servicer any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Master Servicer, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          Notwithstanding anything to the contrary in this Agreement, the Servicer shall not waive any premium or penalty in connection with a prepayment of principal of any Mortgage Loan, and shall not consent to the modification of any Mortgage Note to the extent that such modification relates to payment of a prepayment premium or penalty."

10. The words "Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of residential Mortgage Loans, Group No. 1997-LCIII, and various Mortgagors" in the first paragraph of Section 3.03 are hereby deleted and replaced with the following: "Norwest Bank Minnesota, National Association, as master servicer for American Residential Eagle Bond Trust 1998-1 and First Union National Bank, as Bond Trustee."

11. Section 3.03 is further amended by deleting the word "and" at the end of clause (vii), replacing the period at the end of clause (viii) with "; and", and adding the following immediately after clause (viii):

          "(ix) any principal prepayment penalties received in connection with the Mortgage Loans."

12. Section 3.04 is amended by replacing the word "Owner" at the end of subclause (iii) with the words "Bond Issuer and Bond Trustee".

13. Section 3.04 is further amended by adding the words "and for any unpaid Servicing Fees" after the word "Advances" in subclause (iv); by adding the words "REO Disposition Proceeds and other amounts recovered in respect of the related REO Property" after the words "Insurance Proceeds" in subclause (iv); and by replacing the word "Owner" with the words "Bond Issuer and Bond Trustee" in subclause (iv).

14. The words "Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of residential Mortgage Loans, Group No. 1997-LCIII, and various Mortgagors" in the first paragraph of Section 3.05 are hereby deleted and replaced with the following: "Norwest Bank Minnesota, National Association, as master servicer for American Residential Eagle Bond Trust 1998-1 and First Union National Bank, as Bond Trustee."

15.  the third paragraph of Section 3.10 is deleted in its entirety.

16. The first paragraph of Section 4.01 is hereby deleted and replaced with the following:

          "On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to
          Section 3.04), minus (b) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, and minus (c) any amounts attributable to Monthly Payments collected but due on a due date or dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts."

17. Section 4.02 is hereby amended by deleting the words "Remittance Date" in the first line of such Section, and substituting the following: "tenth Business Day of each month"

18.  The following new Section is added after Section 9.02:

          Section 9.03 Coordination with Special Servicer.

          "On the second Business Day of each month, the Servicer shall orally inform the Master Servicer and the Special Servicer as to which Mortgage Loans have become delinquent for a period of 61 days or more, without giving effect to any grace period permitted by the related Mortgage Note (each, a "Distressed Mortgage Loan"). No Mortgage Loan shall be considered to be delinquent for such purpose by virtue of the related Mortgagor having made payment to a prior servicer. Any such Mortgage Loan as to which all past due payments are made prior to the Notice Date shall not be considered to be a Distressed Mortgage Loan, and the servicing thereof shall not be transferred as provided below. On the fourth Business Day of each month (the "Notice Date"), the Servicer shall send by facsimile a written listing of the Distressed Mortgage Loans to the Master Servicer, the Bond Trustee and the Custodian, and shall mail to the Mortgagor of each Mortgage Loan listed in a Transfer Notice a letter advising each such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Special Servicer, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of such letter shall have the prior approval of the Special Servicer. The Servicer shall promptly provide the Special Servicer with copies of all such notices. The transfer of servicing with respect to each such Mortgage Loan to the Special Servicer shall be effected by the Servicer not later than the fifteenth day following the applicable Notice Date (the "Transfer Date"). By the Business Day immediately following each Notice Date, the Servicer shall provide the Master Servicer, the Special Servicer, the Trustee and the Custodian with a certification (the "Transfer Notice") listing the Distressed Mortgage Loans.

          At least five Business Days prior to the Transfer Date, the Servicer shall deliver, with respect to the Distressed Mortgage Loans listed on the related Transfer Notice, to the Special Servicer all Servicing Files, and to the Special Servicer and the Master Servicer a preliminary loan level tape or other electronic media (a "Report") in form reasonably acceptable to the Servicer, the Master Servicer and the Special Servicer. Within two Business Days following such Transfer Date, the Servicer shall deliver such Report in final form reasonably acceptable to the Master Servicer and the Special Servicer, and commensurate with generally acceptable industry standards, detailing the amount of any unreimbursed Monthly Advances, Servicing Advances and accrued and unpaid Servicing Fees on a loan level basis. Should the Master Servicer or the Special Servicer desire a loan level tape or other electronic media containing information which is not readily extractable from the Servicer's servicing system, the Servicer shall diligently cooperate to make such loan level data available to the Master Servicer and Special Servicer. In addition, at least five Business Days prior to the Transfer Date, the Servicer shall transfer to the Special Servicer any funds held in an Escrow Account or Custodial Account relating to the Distressed Mortgage Loans listed in the related Transfer Notice. Upon the successful completion of the transfer of servicing for Distressed Mortgage Loans, the Special Servicer will reimburse the Servicer for any unreimbursed Monthly Advances, Servicing Advances and accrued and unpaid Servicing Fees with respect to such Distressed Mortgage Loans which have been properly documented. The Servicer shall be paid, from the Custodial Account, a termination fee of $25.00 for each Distressed Mortgage Loan transferred to the Special Servicer.

          In connection with the transfer of any Distressed Mortgage Loan, (i) the Servicer will be responsible for servicing the Distressed Mortgage Loan until the effective date of transfer of servicing to the Special Servicer, but shall have no right or obligation to service such Distressed Mortgage Loan from and after the effective date of the transfer of servicing to the Special Servicer, (ii) notwithstanding clause (i) above, the Servicer shall include the Distressed Mortgage Loan in its monthly remittance report pursuant to Section 4.02 for the month in which such transfer is effected and shall be obligated, to make the Monthly Advance with respect to such Distressed Mortgage Loan on the Remittance Date in the month in which such transfer is effected, in each case, regardless of whether the Remittance Date occurs before or after the effective date of such transfer, (iii) the amount of Monthly Advances to be reimbursed to the Servicer by the Special Servicer hereunder shall include the Monthly Advance described in clause (ii) above regardless of whether the Servicer makes such Monthly Advance before or after the effective date of such transfer, (iv) the Servicer shall, no later than the end of the month in which such transfer is effected, provide to the Special Servicer loan level information (in the loan level tape or other electronic media or other agreed-upon form) regarding the Distressed Mortgage Loan during the month of such transfer as may be necessary to enable the Special Servicer to provide such information in its remittance report for the next following month, and (v) the Servicer shall not be entitled to the Servicing Fee with regard to any such Distressed Mortgage Loan for the month in which such transfer occurs."

19.  The following paragraph is added at the end of Section 10.01:

          "Neither the Master Servicer nor any successor servicer (including Lehman Capital, AmREIT and the Master Servicer) shall be liable for any acts or omissions of the Servicer or any predecessor servicer. In particular, neither the Master Servicer nor any successor servicer (including Lehman Capital, AmREIT and the Master Servicer) shall be liable for any servicing errors or interruptions resulting from any failure of the Servicer to maintain computer and other information systems that are year-2000 compliant."

20. The following words are hereby added after the words "Attention: Rick Skogg" in Section 10.06(ii):

          "with a copy to:

          Aurora Loan Services Inc.
          601 Fifth Avenue
          P.O. Box 1706
          Scottsbluff, Nebraska  69361
          Telephone No.:  (308) 635-3500
          Telecopier No.:  (308) 632-4287

          Attention:  Lee Trautman"